Exhibit 11(a)




                          Independent Auditors' Consent



To the Board of Directors and Shareholders of SoGen Funds, Inc.:

We consent to the use of our reports dated May 15, 1998, for SoGen International Fund, Inc., SoGen Overseas Fund, SoGen Gold Fund and SoGen Money Fund, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.




                                                     KPMG Peat Marwick LLP


New York, New York
July 31, 1998